Exhibit 99.1

Enveric Biosciences Reports Third Quarter 2024 Financial and Corporate Results

Advanced pre-IND activities and research for lead candidate, EB-003, a novel neuroplastogenic molecule designed to treat severe mental health disorders

Announced the expansion of patent protection for a broad range of molecules in its EVM301 portfolio, including five previously unannounced US patents

Out-licensed patented radiation dermatitis topical product to Aries Science & Technology

Out-licensed EVM201 Program including EB-002 Candidate to MycoMedica Life Sciences

CAMBRIDGE, Mass., November 14, 2024 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today provided a corporate update and reported financial results for the third quarter ended September 30, 2024.

“The third quarter of 2024 was highlighted by important progress in the development of EB-003, our neuroplastogenic molecule that is designed to address difficult-to-treat mental health disorders without inducing the hallucinogenic effect common to N,N-Dimethyltryptamine (DMT) and related analogs,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “Among the key achievements, data confirmed that EB-003 has the potential to be delivered via oral administration and penetrate the brain at levels expected to elicit the desired therapeutic effect. Additionally, preclinical safety and pharmacology studies confirmed that EB-003 targets desired serotonergic receptors while minimizing potentially harmful, off-target interactions common to serotonin-like drug compounds. These are clear differentiators for EB-003, which we believe will add to its value potential.”

Dr. Tucker added: “Since the June FDA Advisory Committee hearing that raised numerous questions around the potential to approve MDMA for post-traumatic stress disorder, Enveric helped lead the discussion for how neuroplastogens with no or limited hallucinogenic effects might safely progress through clinical trials and gain approval for these patients in need while avoiding the challenges and complexities inherent to running trials with hallucination-inducing compounds. We chose to focus Enveric’s AI-backed drug development platform on reducing and removing hallucinations for our various candidates to mitigate these challenges during clinical development and to reduce barriers to wide adoption by physicians post approval.”

Dr. Tucker continued: “In our opinion, drug technologies that minimize or eliminate the hallucinogenic effect in molecules targeting the 5-HT2A receptor have the potential to become the gold standard in one or more neuropsychiatric indications, given the advantages such compounds would offer, including the ability to conduct truly blinded placebo-controlled clinical trials and the potential to administer the therapy in an outpatient setting without psychotherapy support. Recognizing this, we are working to finalize the data package for the EB-003 Investigational New Drug (IND) application, which we anticipate submitting to the U.S. Food and Drug Administration in the second half of 2025.”

Dr. Tucker concluded: “In parallel with our EB-003 development efforts, Enveric continues to seek to identify opportunities to secure out-licensing agreements for our other proprietary drug candidates. On this front, we were pleased to enter into separate licensing agreements with Aries Science & Technology and MycoMedica Life Sciences, and we anticipate announcing additional agreements over the coming months . These agreements not only validate the Company’s platform but also generate non-dilutive revenue to support the development of EB-003 and further building stockholder value.”

THIRD QUARTER AND RECENT UPDATES

Corporate, Product and Business Development Highlights:

●	Confirmed oral bioavailability and significant brain exposure in preclinical studies of EB-003, supporting expedited development with IND filing and first patient dosed expected in 2025
●	Announced positive results from preclinical safety and pharmacology studies of EB-003, confirming the drug’s selective activity with desired serotonergic neuroreceptors and ability to minimize potential adverse cardiovascular and CNS events
●	Presented foundational research involving EB-003 at the 7th Neuropsychiatric Drug Summit and the European Behavioral Pharmacology Society Biennial Workshop
●	Strengthened intellectual property estate for EVM301 portfolio and announced the issuance of five additional U.S. patents
●	Executed licensing agreement with Aries Science & Technology to clinically develop and market Enveric’s patented product for radiation dermatitis
●	Executed licensing agreement with MycoMedica Life Sciences to clinically develop and market Enveric’s EB-002 drug candidate

THIRD QUARTER FINANCIAL RESULTS

Net loss attributable to stockholders was $2.1 million for the third quarter ended September 30, 2024, including $0.5 million in net non-cash expense, with a basic and diluted loss per share of $0.24, as compared to a net loss of $2.8 million, including $0.2 million in net non-cash income, with a basic and diluted loss per share of $1.30 for the quarter ended September 30, 2023. The Company had cash-on-hand of $3.1 million for the quarter ended September 30, 2024.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of new chemical entities for specific mental health indications. Enveric’s lead program, EB-003, is a first-in-class approach to the treatment of difficult-to-address mental health disorders designed to promote neuroplasticity without inducing hallucinations in the patient. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “ “budgets,” “schedules,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: negotiate and finalize definitive agreements based on any of its out-licensing term sheets and perform pursuant to the terms thereof; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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